Exhibit 23.1
Exhibit 23.1: Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-144181 on Form S-8 of Peoples Financial Corporation of our report dated March 4, 2011 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Peoples Financial Corporation for the year ended December 31, 2010.
/s/ PORTER KEADLE MOORE, LLP
Atlanta, Georgia
March 16, 2011